Exhibit 99

CONTACT: REGIS CORPORATION:
Mark Fosland — SVP, Finance and Investor Relations
952-806-1707
Andy Larew — Director, Finance-Investor Relations
952-806-1425

For Immediate Release

REGIS REPORTS FOURTH QUARTER REVENUES INCREASED TO $592 MILLION

-Fourth Quarter Customer Visitation Trends Improved-

MINNEAPOLIS, July 8, 2011 — Regis Corporation (NYSE:RGS), the global leader in the $160 billion hair care industry, today reported consolidated revenues increased 0.3 percent in the fourth fiscal quarter of 2011 to $592 million, compared to $590 million a year ago.  Fourth quarter total same-store sales decreased 1.7 percent.

“Fourth quarter customer visits declined 2.5 percent, an improvement of 150 basis points when compared to the first nine months of our fiscal year,” commented Randy L. Pearce, President.  “As we move into fiscal 2012, we expect sequential improvement in customer visitation trends.  We remain laser focused on executing our strategies, which center on increasing customer visits and improving profitability.”

Fourth Quarter Revenues:

	For the Three Months Ended June 30, 2011
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated
Revenues:
Service	$403,982	$31,147	$17,363	$452,492
Product	98,193	11,325	19,694	129,212
Royalties and fees	9,536	—	602	10,138
Total	$511,711	$42,472	$37,659	$591,842

	For the Three Months Ended June 30, 2010
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated
Revenues:
Service	$404,276	$30,480	$17,099	$451,855
Product	97,980	11,002	18,838	127,820
Royalties and fees	9,650	—	623	10,273
Total	$511,906	$41,482	$36,560	$589,948

Fourth Quarter Same-Store Sales:

For the Three Months Ended June 30,

	2011			2010
	Service	Retail	Total	Service	Retail	Total
Regis Salons	-3.1%	5.1%	-1.8%	-5.9%	-2.7%	-5.4%
MasterCuts	-2.7	5.0	-1.4	-1.9	2.8	-1.1
Supercuts	0.8	-4.7	0.2	-0.2	2.1	0.0
Promenade	-1.5	-0.1	-1.3	-3.7	-0.1	-3.3
SmartStyle	-1.8	-4.3	-2.6	-3.2	-0.8	-2.4
North America Same-Store Sales	-1.7%	-1.3%	-1.6%	-3.4%	-0.5%	-2.9%

International Same-Store Sales	-5.8%	-4.9%	-5.5%	-4.0%	-4.0%	-4.0%

Hair Restoration Same-Store Sales	0.4%	2.2%	1.3%	3.9%	0.4%	2.1%

Consolidated Same-Store Sales	-1.8%	-1.1%	-1.7%	-3.2%	-0.7%	-2.7%

International same-store sales for the quarter represent the 12-week period ended June 25, 2011 versus the 12-week period ended June 26, 2010.

Fiscal Year Revenues:

	For the 12 Months Ended June 30, 2011
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated
Revenues:
Service	$1,588,690	$106,694	$67,685	$1,763,069
Product	403,996	43,448	75,548	522,992
Royalties and fees	37,247	—	2,419	39,666
Total	$2,029,933	$150,142	$145,652	$2,325,727

	For the 12 Months Ended June 30, 2010
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated
Revenues:
Service	$1,605,979	$111,833	$66,325	$1,784,137
Product	397,401	44,252	72,978	514,631
Product sold to Premier	19,962	—	—	19,962
Royalties and fees	37,221	—	2,483	39,704
Total	$2,060,563	$156,085	$141,786	$2,358,434

Fiscal Year Same-Store Sales:

For the 12 Months Ended June 30,

	2011			2010
	Service	Retail	Total	Service	Retail	Total
Regis Salons	-3.8%	4.4%	-2.5%	-7.7%	-9.5%	-8.0%
MasterCuts	-2.2	6.1	-0.7	-1.9	-1.8	-1.9
Supercuts	0.4	-2.0	0.1	0.5	3.6	0.8
Promenade	-3.0	0.8	-2.6	-3.4	-3.4	-3.4
SmartStyle	-1.8	-2.1	-1.9	-2.3	-0.6	-1.7
North America Same-Store Sales	-2.3%	0.3%	-1.8%	-3.5%	-2.6%	-3.3%

International Same-Store Sales	-4.6%	-0.1%	-3.1%	-3.9%	-3.5%	-3.8%

Hair Restoration Same-Store Sales	1.3%	1.2%	1.2%	0.6%	0.3%	0.4%

Consolidated Same-Store Sales	-2.3%	0.4%	-1.7%	-3.4%	-2.3%	-3.2%

International same-store sales for the year represent the 52-week period ended June 25, 2011 versus the 52-week period ended June 26, 2010.

Regis Corporation will announce fourth quarter 2011 earnings results on August 25, 2011. A conference call discussing fourth quarter results will follow at 10:00 a.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of March 31, 2011, the Company owned, franchised or held ownership interests in approximately 12,700 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia.  For additional information about the company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:

http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include, competition within the personal hair care industry, which remains strong, both domestically and internationally, price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

# # #